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                                                                    Exhibit 3.24


 ARTICLES OF INCORPORATION                                   STATE OF LOUISIANA

         OF

 JACE, INC.                                                  PARISH OF LAFOURCHE


     BE IT KNOWN, that on the 8th day of September, in the year of our Lord Nineteen Hundred and Ninety-Two (1992).

     BEFORE ME, Daniel A. Cavell, a Notary Public duly commissioned and qualified in and for the Parish of Lafourche, State of Louisiana, personally came and appeared the persons whose names are hereunto subscribed, who declared that, availing themselves of the benefits and provisions of the Constitution and the laws of the State of Louisiana, and particularly R.S. 12:201, et seq, inclusive, as amended, they do by these presents contract, agree, bind and obligate themselves to form, organize and constitute himself, as well as all such other persons who may hereafter join or become associated with them or their successors, into a business corporation for the objects and purposes and under the conditions, convenants, stipulations and agreements of the articles following:

                                  ARTICLE - I.

                    The name of corporation is and shall be:

                                   JACE, INC.

                                  ARTICLE - II.

     The objectives and purposes of this corporation is to engage in any lawful activities for which this corporation may be formed under the Business Corporation Laws of Louisiana.

                                 ARTICLE - III.

     The name and address of the incorporators are:

     Albert J. Waquespack, Jr.                  Cindy I. Waquespack
     Post Office Box 326                        P.O. Box 326
     Thibodaux, La. 70301                       Thibodaux, LA. 70301


     John Corbin                                Angela Corbin
     400 St. George Road                        400 St. George Road
     Schriever, La. 70395                       Schriever, La. 70395


     Carl A. Sandlin                            Mary Ellen Sandlin
     1133 Abadie Street                         1133 Abadie Street
     Vacherie, La. 70090                        Vacherie, La. 70090

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                                  ARTICLE - IV.

      The corporation has authority to issue 10,000 shares of common stock with a no par value. The capital stock of this corporation shall consist of only one class, that being common stock may be issued pursuant to and in accordance with Internal Revenue Code, Section 1244, as amended, and the regulations pertaining thereto.

                                   ARTICLE - V.

                   Shareholders shall have pre-emptive rights.


                                  ARTICLE - VI.

     Any corporate action of shareholders, including specifically, but not by way of limitation, adoption of amendments to the Articles, and approval thereof by class vote, approval of merger and consolidation agreements and authorization of voluntary disposition of all of substantially all of the corporate assets, may be taken on affirmative vote of a majority of the voting power present.


                                 ARTICLE - VII.

     Cash, property or share dividends, share issuable to shareholders in connection with the reclassification of stock and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable, or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or to deliver the certificates for the shares to such shareholder within such time, shall, at the expiration of such time revert in full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided, that the Board of Directors may, at any time, for any reason satisfactory to it, but need to, authorize (a) payment of the amount of cash or property dividend or redemption price or (b) issuance of any share, ownership of which has reverted to

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the corporation, to the entity who or which would be.

                                 ARTICLE - VIII.

     Any director absent from a meeting of the Board or any committee thereof may be represented by any other director or shareholder who may cast the absent director's both according to his written instructions, general or special.

                                  ARTICLE - IX.

     The Board of Directors has authority to make or alter by-laws.

                                  ARTICLE - X.

     All officers shall be elected by the directors.

                                  ARTICLE - XI.

     Authority to create and issue rights to convert shares of obligations into shares of any class may be exercised only by shareholders.

                                 ARTICLE - XII.

     Proper allowance for depletion of wasting assets and for amortization of the cost of property having a limited life, shall be made in computing surplus.

                                 ARTICLE - XIII.

     Special meeting of shareholders may be called by the President or by the Secretary or by a majority of the Board of Directors or upon the written request of a shareholder or shareholders holding in the aggregate twenty (20%) per cent of the total voting power of this corporation.

                                 ARTICLE - XIV.

     The corporation shall not confer voting power upon holders of obligations issued by it.

                                 ARTICLE - XV.

     Consents in writing to corporate action may be signed by the shareholders having that proportion of the total voting power which would be required to authorize or constitute such action at a meeting of shareholders.

                                 ARTICLE - XVI.

     Any director may be removed from office only by vote of two

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                    LIMITED LIABILITY COMPANY INITIAL REPORT
                    ----------------------------------------
                               (R.S. 12:1305 (e))
                               ------------------

1.   The name of this limited liability company is:

          Colonial Truck Plaza and Casino, L.L.C.

2. The location and municipal address, not a post office box only, of this limited liability company's registered office:

          Municipal Address:                   Mailing Address:

          233 West Park Avenue                 233 West Park Avenue
          Thibodaux, LA 70301                  Thibodaux, LA 70341

3. The full name and municipal address, not a post office box only, of each of this limited liability company's registered agent(s) is/are:

          Jay J Harris
          1406 S. Range Avenue
          Suite 2
          Denham Springs, LA 70726

4. The names and municipal addresses, not a post office box only, of the first managers, or the members:

          Claude M. Penn, Jr.
          35059 Bend Road
          Denham Springs, LA 70726

     To be signed by each person who signed the articles of organization:


                                                        /s/ Cathy M. Ellis
                                                        ------------------------
                                                        CATHY M. ELLIS


                                                        /s/ Deborah M. Bond
                                                        ------------------------
                                                        DEBORAH M. BOND

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               AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE
               ---------------------------------------------------

     I hereby acknowledge and accept the appointment of registered agent for and on behalf of Colonial Truck Plaza and Casino, L.L.C.

                                               Registered agent(s) signature(s):


                                               /s/ Jay J. Harris
                                               ---------------------------------
                                               JAY J. HARRIS

     Sworn to and subscribed before me this 26th day of January, 2000.


                              /s/ Charlotte A. Pugh
                            -------------------------
                                CHARLOTTE A. PUGH
                                  Notary Public

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                          INITIAL REPORT OF JACE, INC.

     We, the undersigned, being the sole incorporators of JACE, INC. pursuant to the provisions of LSA-R.S. 12:1, et seq, inclusive, as amended, do hereby file the following initial report:

                                       I.

     The corporation's registered office is located at 400 St. George Road, Schriever, Louisiana 70395, and its mailing address is 400 St. George Road, Schriever, Louisiana 70395.

                                      II.

     Its registered agents for service of process or otherwise are:

     Albert J. Waguespack, Jr.           John Corbin
     Post Office Box 326                 400 St. George Road
     997 W. Thibodaux By Pass            Schriever, La. 70395
     Thibodaux, La. 70302

                                      III.

     The first officers of the corporation are as follows:

     John Corbin                         Mary Ellen Sandlin
     400 St. George Road                 1133 Abadie Street
     Schriever, La. 70395                Vacherie, La. 70090
     President                           Vice-President

     Albert J. Waguespack, Jr.
     Post Office Box 326 - 997 W, Thibodaux By Pass
     Thibodaux, La. 70302
     Secretary/Treasurer

                                      IV.

     The first directors of the corporation are as follows:

     Albert J. Waguespack, Jr.           Cindy I. Waguespack
     Post Office Box 326                 Post Office Box 326
     Thibodaux, La. 70302                Thibodaux, La. 70302
     (997 W. Thibodaux By Pass)

     John Corbin                         Angela Corbin
     400 St. George Road                 400 St. George Road
     Schriever, La. 70395                Schriever, La. 70395

     Carl Sandlin                        Mary Ellen Sandlin
     1133 Abadie Street                  1133 Abadie Street
     Vacherie, La 70090                  Vacherie, La 70090

/s/ Albert J. Waguespack, Jr.                 /s/ Cindy I. Waguespack
-----------------------------                 -------------------------
Albert J. Waguespack, Jr.                     Cindy I. Waguespack

/s/ John Corbin                               /s/ Angela Corbin
-----------------------------                 -------------------------
John Corbin                                   Angela Corbin

/s/ Carl A. Sandlin                           /s/ Mary Ellen Sandlin
-----------------------------                 -------------------------
Carl A. Sandlin                               Mary Ellen Sandlin

                                       6

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     THUS DONE AND SIGNED in the Parish of Lafourche, State of Louisiana, on
this 8th day of September   , 1992.
     ---        ------------


                                               /s/ Illegible
                                              ----------------------------
                                                    NOTARY PUBLIC

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT

                         BY DESIGNATED REGISTERED AGENT

STATE OF LOUISIANA

PARISH OF LAFOURCHE

     BE IT KNOWN on this 8th day of September 1992, before me, Notary Public in
                         ---        ---------
and for the State and Parish aforesaid, personally came and appeared Albert J.

Waguespack, Jr. and John Corbin who are to me known to be the persons, and after being duly sworn, acknowledged to me that they do hereby accept the appointment as the Registered Agents for JACE, INC., a domestic corporation authorized to do and in doing business in the State of Louisiana pursuant to the provisions of

LSA R.S.12:101 et. seq.

/s/ Albert J. Waguespack, Jr.
-----------------------------
Albert J. Waguespack, Jr.

/s/ John Corbin
-----------------------------
John Corbin

     SUBSCRIBED AND SWORN before me on this 9th day of September, 1992.
                                            ---        ---------

                                            /s/ Illegible
                                            -------------------------------
                                                    NOTARY PUBLIC